EXHIBIT 99.1

	FOR:	MERCER INTERNATIONAL INC.

	APPROVED BY:	Jimmy S.H. Lee Chairman & President (604) 684-1099

David M. Gandossi Executive Vice-President & Chief Financial Officer (604) 684-1099

For Immediate Release
Financial Dynamics Investors: Eric Boyriven Media: Alecia Pulman (212) 850-5600
MERCER INTERNATIONAL INC. ANNOUNCES
COMPLETION OF REORGANIZATION OF LEGAL FORM AND FOURTH QUARTER AND FISCAL YEAR END 2005 CONFERENCE
CALL TO BE BROADCAST OVER THE INTERNET
NEW YORK, NY, March 2, 2006 — Mercer International Inc. (“Mercer”) today announces that on March 1, 2006 it completed a conversion to a corporate form by merging into a wholly owned subsidiary, with the surviving entity retaining the same name and the trading symbol MERC on the Nasdaq National Market and MRI.U on the Toronto Stock Exchange. Trading of the shares of the merged Washington company is expected to commence on the Nasdaq National Market and the Toronto Stock Exchange as soon as such institutions process the change in corporate form.
The conversion was approved at a shareholders’ meeting held on February 17, 2006 by 99% of the shares voted at the meeting. Concurrently, our Lead Director, Kenneth A. Shields, was also appointed Deputy Chairman. Mr. Jimmy S.H. Lee, President and Chairman, stated: “We look forward to Ken’s enhanced participation in achieving our overall corporate goals.”

     Mercer intends to release its fourth quarter and full-year financial results for the period ended December 31, 2005 after the close of Friday’s market. In conjunction with the release of its results, Mercer will host a conference call, which will be simultaneously broadcast live over the Internet. Jimmy S. H. Lee, Chairman and President, and David M. Gandossi, Executive Vice President, Chief Financial Officer and Secretary, will host the call on:
Monday, March 6, 2006

10:00 AM ET
9:00 AM CT
8:00 AM MT
7:00 AM PT
     Listeners can access the conference call live, or archived through March 13, 2006, over the Internet at:
http://phx.corporate-ir.net/playerlink.zhtml?c=62074&s=wm&e=1195268 or through a link on the Company’s News/Financial page at http://www.mercerint.com/en/newsCurrent.cfm. Please allow 15 minutes prior to the call to visit the sites and download and install any necessary audio software.
     Mercer International Inc. is a global pulp and paper manufacturing company. Mercer operates three modern NBSK pulp mills in Germany and Canada with a consolidated annual production capacity of approximately 1.3 million tonnes.
     The preceding includes forward looking statements which involve known and unknown risks and uncertainties which may cause Mercer’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market conditions, competition, changes in regulatory procedures and other risk factors listed from time to time in Mercer’s SEC reports.